                                                                    Exhibit 99.2

Immediate      Karen Widmayer: Media Contact
               (202) 729-1789
               Stephen Walsh:  Analyst Contact
               (202) 729-1764

CARRAMERICA ANNOUNCES FIRST QUARTER 2002 FINANCIAL RESULTS

     Washington D.C. - May 3, 2002 - CarrAmerica Realty Corporation (NYSE:CRE) today reported first quarter Funds From Operations (FFO), including a $2.4 million charge for HQ Global Workplaces, Inc. lease guarantees of $48.1 million or $0.81 per adjusted share, compared to $54.6 million or $0.77 per adjusted share in the first quarter of 2001, a 5.2% increase per diluted share. FFO per adjusted share excluding the charge for HQ Global lease guarantees was $0.85 for the first quarter of 2002.

     For the first quarter of 2002, diluted earnings per share was, including the charge for lease guarantees related to HQ Global, $0.17 as compared to diluted earnings per share of $0.32 in the first quarter of 2001. Excluding the lease guarantees related to HQ Global, diluted earnings per share for the first quarter 2002 would have been $0.21.

Portfolio Report
----------------

     "The operating environment nationwide continues to be difficult and we expect 2002 to remain challenging," said CarrAmerica President and Chief Operating Officer, Philip L. Hawkins. "We have, however, been able to produce substantial results in every aspect of our business with exceptional efforts at the local level by very seasoned teams." In the first quarter, average occupancy was 94.2% at March 31, 2002, down from 95.4% as of December 31, 2001.

     Same store portfolio operating income during the quarter decreased 3.1% on a GAAP basis and 2.1% on a cash basis over the same period in 2001. The occupancy rate for same store properties was 94.2% in the first quarter of 2002 as compared to 97.0% for first quarter 2001.

     For the first quarter, rental rates decreased 5.2% on average on the rolling leases executed during the quarter.

                                   -CONTINUED-

CarrAmerica Release of May 3, 2002
Page Two

Capital Markets Activity
------------------------

     In January, CarrAmerica completed a $400 million offering of senior unsecured notes. CarrAmerica used the proceeds of the offering to pay down debt outstanding under its $500 million credit line. The notes bear interest at a rate of 7.125% per annum, with interest on the notes payable semi-annually beginning on July 15, 2002. The notes will mature on January 15, 2012. The notes are unconditionally guaranteed by CarrAmerica Realty, L.P., a subsidiary of CarrAmerica. The notes are rated BBB by Standard & Poor's, Baa2 by Moody's and BBB by Fitch.

Acquisitions
------------

     CarrAmerica has one office building under contract for acquisition in San Diego for $19.0 million. The 77,000 square foot building is 100% leased to Chase Manhattan Mortgage Corporation. The acquisition is scheduled to close in the second quarter and will be completed as part of a Section 1031 tax-free exchange.

Dispositions
------------

     CarrAmerica has one office property in Salt Lake City under contract to be sold for $10.8 million. The sale is scheduled to occur in the second quarter and would be completed as part of a Section 1031 tax-free exchange.

Development Update
------------------

     As of March 31, 2002, CarrAmerica and its subsidiary, CarrAmerica Development, Inc., had three projects under development in three of the Company's markets with expected total project costs of $37.5 million, of which $12.5 million had been invested as of March 31, 2002. These projects are currently 35.5% leased or committed and the year-one unleveraged return on CarrAmerica's invested capital is expected to be approximately 9.4%.

     CarrAmerica and its subsidiary own a partial interest in five development projects totaling approximately 1.0 million square feet under development in four markets. The total cost of these projects is expected to be $276.2 million, of which $132.3 million had been invested as of March 31, 2002. These projects are currently 38.6% leased or committed. CarrAmerica's share of the total project costs for these developments is expected to be approximately $81.0 million and the year-one unleveraged return on CarrAmerica's invested capital (exclusive of fees) is expected to be approximately 10.8%.

     During the first quarter, CarrAmerica and its subsidiary placed in service 60,000 square feet of new office space with total project costs of approximately $8.8 million at an expected year-one unleveraged return on invested capital of approximately 11.2%. In addition, 149,000 square feet of office space were placed in service in two partially owned projects in which CarrAmerica owns an average of approximately 21% with total project costs of $29.9 million and an expected average yield of 10.9%.

                                   -CONTINUED-

CarrAmerica Release of May 3, 2002
Page Three

CarrAmerica Earnings Estimates
------------------------------

     On Monday, May 6, CarrAmerica management will discuss earnings guidance for 2002. Based on management's view of current market conditions and certain assumptions with regard to rental rates and other projections, a revised expected range of fully diluted FFO per share of $3.47 - $3.53 for 2002 will be discussed. In addition, an expected range of fully diluted FFO per share of $.84
- $.86 for second quarter 2002 will be discussed. The revised earnings guidance takes into account the charge for HQ Global lease guarantees described above and assumes the sale of the Salt Lake City property and no further charges for the HQ Global lease guarantees.

CarrAmerica Announces First Quarter Dividend
--------------------------------------------

     The Board of Directors of CarrAmerica yesterday declared a first quarter dividend for its common stock of $.50 per share. The dividend will be payable to shareholders of record as of the close of business on May 17, 2002. CarrAmerica's common stock will begin trading ex-dividend on May 15, 2002 and the dividend will be paid on May 31, 2002.

     The Company also declared a regular dividend for its Series B, Series C, and Series D preferred stock. The Series B Cumulative Redeemable preferred stock dividend was declared to be $.535625 per share, the Series C Cumulative Redeemable preferred stock dividend was declared to be $.534375 per share, and the Series D Cumulative Redeemable preferred stock dividend was declared to be $.528125 per share. The Series B, Series C and Series D preferred stock dividends are payable to shareholders of record as of the close of business on May 17, 2002. The preferred stock will begin trading ex-dividend on May 15, 2002 and the dividends will be paid on May 31, 2002.

Transfer Agent Change
---------------------

     CarrAmerica has retained a new transfer agent, American Stock Transfer, with services taking effect beginning Tuesday, May 7, 2002. Shareholders can contact American Stock Transfer, located at 59 Maiden Lane, Plaza Level, New York, NY 10038, through their customer service line, 1-800-937-5449, or through their website at www.amstock.com.

CarrAmerica First Quarter Webcast and Conference Call
-----------------------------------------------------

     CarrAmerica will conduct a conference call to discuss 2002 first quarter results on Monday, May 6, 2002, at 11:00 am ET. A live webcast of the call will be available through a link at CarrAmerica's web site, www.carramerica.com. The
                                                       -------------------
phone number for the conference call is 1-800-289-0485 for U.S. participants and 1-913-981-5518 for international participants. The call is open to all interested persons. A taped replay of the conference call can be accessed from 2:00 PM on May 6 through May 10, 2002, by dialing 1-888-203-1112 for U.S. callers and 1-719-457-0820 for international callers, passcode 791088.

                                   -CONTINUED-

CarrAmerica Release of May 3, 2002
Page Four

     A copy of supplemental material on the Company's first quarter operations is available on the Company's web site, www.carramerica.com, or by request from:

Stephen Walsh
CarrAmerica Realty Corporation
1850 K Street, NW, Suite 500
Washington, D.C.  20006
(Telephone)  202-729-1764
E-Mail)  swalsh@carramerica.com
         ----------------------

     CarrAmerica owns, develops and operates office properties in 12 markets throughout the United States. The Company is committed to becoming America's leading office workplace company by meeting the rapidly changing needs of its customers with superior service, a large portfolio of quality office properties, extraordinary development capabilities and land positions. CarrAmerica is a leading office innovator with interests in and strategic relationships with companies including e'ssention, the engine behind InfoCentre, a web-based operations and issues management platform and DukeSolutions, a Duke Energy subsidiary providing comprehensive energy management programs.

     Currently, CarrAmerica and its affiliates own, directly or through joint ventures, interests in a portfolio of 290 operating office properties and have seven office buildings under development in six key growth markets. CarrAmerica's markets include Atlanta, Austin, Chicago, Dallas, Denver, Los Angeles/Orange County, Portland, Salt Lake City, San Diego, San Francisco Bay Area, Seattle and metropolitan Washington, D.C. For additional information on CarrAmerica, including space availability, visit our web site at www.carramerica.com.
--------------------

     Estimates of FFO per share are by definition, and certain statements in this release may constitute, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, dividends, achievements or transactions of the Company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such factors include, among others, the following: national and local economic, business and real estate conditions that will, among other things, affect demand for office properties, possible charges or payments resulting from our guarantee of certain leases of HQ Global Workplaces, Inc., the ability of the general economy to recover timely from the current economic downturn, availability and creditworthiness of tenants, the level of lease rents and the availability of financing for both tenants and the Company, adverse changes in the real estate markets including, among other things, competition with other companies, risks of real estate acquisition and development (including the failure of pending acquisitions to close and pending developments to be completed on time and within budget), actions, strategies and

                                   -CONTINUED-

CarrAmerica Release of May 3, 2002
Page Five

performance of affiliates that the Company may not control or companies in which the Company has made investments, our ability to maintain our status as a REIT for federal income tax purposes, governmental actions and initiatives, and environmental/safety requirements. For a further discussion of these and other factors that could impact the Company's future results, performance, achievements or transactions, see the documents filed by the Company from time to time with the Securities and Exchange Commission, and in particular the section titled, "The Company - Risk Factors" in the Company's Annual Report on Form 10-K.

                                   -CONTINUED-

                 CARRAMERICA REALTY CORPORATION AND SUBSIDIARIES
                           Consolidated Balance Sheets
-------------------------------------------------------------------------------

(In thousands)

                                                       March 31,   December 31,
                                                          2002         2001
                                                     -----------   ------------
                                                      (unaudited)
Assets
------
Rental property
   Land                                              $   649,001    $   647,747
   Buildings                                           1,864,888      1,857,775
   Tenant improvements                                   369,558        362,736
   Furniture, fixtures and equipment                       4,003          3,789
                                                     -----------    -----------
                                                       2,887,450      2,872,047
   Less: Accumulated depreciation                       (505,289)      (477,694)
                                                     -----------    -----------
      Net rental property                              2,382,161      2,394,353

Land held for future development or sale                  44,674         45,195
Construction in progress                                  12,505         19,324
Cash and cash equivalents                                 11,427          5,041
Restricted deposits                                        4,736          4,596
Accounts and notes receivable, net                        25,743         28,551
Investments in unconsolidated entities                   121,065        118,479
Accrued straight-line rents                               69,684         66,781
Tenant leasing costs, net                                 50,916         53,894
Deferred financing costs, net                              3,079          2,640
Prepaid expenses and other assets, net                    34,188         30,688
                                                     -----------    -----------
                                                     $ 2,760,178    $ 2,769,542
                                                     ===========    ===========

Liabilities and Stockholders' Equity
------------------------------------
Liabilities:
   Mortgages and notes payable                       $ 1,406,192    $ 1,399,230
   Accounts payable and accrued expenses                  66,554         76,786
   Rent received in advance and security deposits         30,885         32,326
                                                     -----------    -----------
                                                       1,503,631      1,508,342

Minority interest                                         79,598         83,393

Stockholders' equity:
   Preferred stock                                            88             89
   Common stock                                              528            520
   Additional paid in capital                          1,373,326      1,356,912
   Cumulative dividends in excess of net income         (196,993)      (179,714)
                                                     -----------    -----------
                                                       1,176,949      1,177,807
                                                     -----------    -----------

Commitments and contingencies

                                                     $ 2,760,178    $ 2,769,542
                                                     ===========    ===========

                 CARRAMERICA REALTY CORPORATION AND SUBSIDIARIES
                      Consolidated Statements of Operations
-------------------------------------------------------------------------------

(In thousands, except per share amounts)

                                                                    Three Months Ended
                                                                        March 31,
                                                                 ------------------------
                                                                     2002         2001
                                                                 ------------------------
                                                                       (unaudited)
Revenues:
    Rental income (1):
       Mnimum base rent                                           $ 108,243    $ 106,553
       Recoveries from tenants                                       16,168       14,041
       Parking and other tenant charges                               2,793        3,195
                                                                  ---------    ---------
          Total rental revenue                                      127,204      123,789
    Real estate service revenue                                       6,127       10,137
                                                                  ---------    ---------
          Total operating revenues                                  133,331      133,926
                                                                  ---------    =========

Operating expenses:
    Property expenses:
       Operating expenses                                            30,874       32,041
       Real estate taxes                                             11,733        9,567
    Interest expense                                                 24,388       20,860
    General and administrative                                       11,041       14,184
    Depreciation and amortization                                    34,116       30,825
                                                                  ---------    ---------
          Total operating expenses                                  112,152      107,477
                                                                  ---------    ---------
          Real estate operating income                               21,179       26,449

Other (expense) income:
    Interest income                                                     194        1,104
    HQ lease guarantees                                              (2,400)           -
    Equity in earnings of unconsolidated entities                     2,043        3,354
                                                                  ---------    ---------
          Total other (expense) income                                 (163)       4,458
                                                                  ---------    ---------

          Income from continuing operations
          before income taxes, minority
          interest, gain on sale of assets and
          impairment loss on land                                    21,016       30,907

Income taxes                                                            (33)        (264)
Minority interest                                                    (2,623)      (1,453)
Gain on sale of assets and impairment loss on land                     (860)       1,076
                                                                  ---------    ---------
          Net income                                              $  17,500    $  30,266
                                                                  =========    =========
    Basic net income per share                                    $    0.17    $    0.34
                                                                  =========    =========
    Diluted net income per share                                  $    0.17    $    0.32
                                                                  =========    =========

NOTE: (1) Rental income includes $2,903 and $2,366 of accrued straight line rents for the three months periods ended March 31, 2002 and 2001, respectively.

                 CARRAMERICA REALTY CORPORATION AND SUBSIDIARIES
                      Consolidated Statements of Cash Flow
--------------------------------------------------------------------------------

(In thousands and unaudited)

                                                                                             Three Months Ended
                                                                                                 March 31,
                                                                                          ------------------------
                                                                                             2002         2001
Cash flow from operating activities:
    Net income                                                                             $  17,500    $  30,266
    Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation and amortization                                                         34,116       30,825
        Minority interest                                                                      2,623        1,453
        Equity in earnings of unconsolidated entities                                         (2,043)      (3,354)
        Gain on sale of assets                                                                     -       (1,969)
        Impairment loss on land                                                                  860          893
        Provision for uncollectible accounts                                                   1,536        4,602
        Stock based compensation                                                               1,064          665
        Other                                                                                    523          927
    Change in assets and liabilities:
        Decrease in accounts receivable                                                        1,390        7,521
        Increase in accrued straight-line rents                                               (2,903)      (3,292)
        Additions to tenant leasing costs                                                     (1,514)      (3,752)
        Increase in prepaid expenses and other assets                                         (5,055)        (990)
        Decrease in accounts payable and accrued expenses                                    (10,232)     (26,506)
        (Decrease) increase in rent received in advance and security deposits                 (1,441)       1,267
                                                                                           ---------    ---------
          Total adjustments                                                                   18,924        8,290
                                                                                           ---------    ---------
           Net cash provided by operating activities                                          36,424       38,556
                                                                                           ---------    ---------
Cash flows from investing activities:
    Acquisition and development of rental property                                            (7,552)      (5,887)
    Additions to land held for development or sale                                              (339)     (32,667)
    Additions to construction in progress                                                     (1,703)      (9,713)
    Payments on notes receivable                                                                   -       19,083
    Distributions from unconsolidated entities                                                 1,097        2,314
    Investments in unconsolidated entities                                                    (1,759)      (5,433)
    Acquisition of minority interest                                                          (3,371)        (665)
    (Increase) decrease in restricted deposits                                                  (140)       9,008
    Proceeds from sales of properties                                                              -       98,328
                                                                                           ---------    ---------
           Net cash (used by) provided by investing activities                               (13,767)      74,368
                                                                                           ---------    ---------
Cash flows from financing activities:
    Repurchase of common stock                                                                     -     (104,492)
    Exercises of stock options                                                                15,710       13,339
    Proceeds from the issuance of unsecured notes                                            394,496            -
    Net borrowings on unsecured credit facility                                             (383,000)      53,000
    Net repayments of mortgages payable                                                       (5,023)     (11,063)
    Deferred financing costs                                                                    (624)           -
    Dividends and distributions to minority interests                                        (37,830)     (40,613)
                                                                                           ---------    ---------
           Net cash used by financing activities                                             (16,271)     (89,829)
                                                                                           ---------    ---------
           Increase in unrestricted cash and cash equivalents                                  6,386       23,095
Cash and cash equivalents, beginning of the period                                             5,041       24,704
                                                                                           ---------    ---------
Cash and cash equivalents, end of the period                                               $  11,427    $  47,799
                                                                                           =========    =========
Supplemental disclosure of cash flow information:
    Cash paid for interest (net of capitalized interest of $872 and $1,792
        for the three months ended March 31, 2002 and 2001, respectively)                  $  26,411    $  20,419
                                                                                           =========    =========

                 CARRAMERICA REALTY CORPORATION AND SUBSIDIARIES
                              Funds From Operations
--------------------------------------------------------------------------------

     The National Association of Real Estate Investment Trusts (NAREIT) defines funds from operations ("FFO") as net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America), excluding gains (or losses) from debt restructuring or sales of property, plus depreciation and amortization of assets uniquely significant to the real estate industry and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.

(Unaudited and in thousands, except per share amounts)                           Three Months Ended
                                                                                      March 31,
                                                                                --------------------
                                                                                  2002        2001
                                                                                --------    --------
Net income before monthly interest:                                             $ 20,123    $ 31,719

Adjustments to derive funds from continuing operations:
        Depreciation and amortization - REIT properties                           32,608      29,622
        Depreciation and amortization - Equity properties                          3,295       3,084
        Minority interests' (non Unitholders) share of
          depreciation, amortization and net income                                 (226)       (282)
        Gain on sale of property                                                       -      (1,969)
        Impairment loss on land                                                      860         893
                                                                                --------    --------
FFO from continuing operations before allocations to minority Unitholders         56,660      63,067
Less: FFO allocable to the minority Unitholders                                   (4,321)     (3,837)
                                                                                --------    --------
CarrAmerica Realty Corporation's FFO from continuing operations                   52,339      59,230
Less: Preferred stock dividends                                                   (8,548)     (8,649)
                                                                                --------    --------
                                                                                $ 43,791    $ 50,581
                                                                                ========    ========

Weighted average common shares outstanding:
   Basic                                                                          52,326      63,186
   Adjusted                                                                       59,700      71,158

Basic funds from operations per common share:                                   $   0.84    $   0.80
                                                                                ========    ========

Adjust funds from operations per common share                                   $   0.81    $   0.77
                                                                                ========    ========

                                      -###-